ASSET PURCHASE AGREEMENT


                                  AMONG


                         CNL RESTAURANTS IV, INC.


                                   AND


                      PHOENIX RESTAURANT GROUP, INC.









                         Dated as of May 24, 2001






Section 1. Sale and Purchase...............................................1
  1.1 Assets and Properties to be Sold and Purchased.......................1
      (a) Leased Properties and Improvements...............................1
      (b) Franchise Agreements.............................................1
      (c) Personal Property................................................1
      (d) Contracts........................................................2
      (e) Inventory........................................................2
      (f) Computer Software and Hardware...................................2
      (g) Telephone Numbers................................................2
      (h) Ancillary Assets.................................................2
      (i) Documents........................................................2
      (j) Books and Records................................................2
  1.2 Assets and Properties Not to Be Purchased and Sold...................3
Section 2. Liabilities.....................................................3
  2.1 Liabilities Remain with Seller.......................................3
  2.2 Liabilities Assumed by Buyer.........................................3
Section 3. Purchase Price..................................................3
  3.1 Amount and Deposit...................................................3
  3.2 Allocation of Purchase Price.........................................4
Section 4. Seller's Representations and Warranties.........................4
  4.1 Corporate Status and Authority.......................................4
  4.2 Ownership of Assets and Properties...................................4
  4.3 Condition of Assets and Properties...................................4
  4.4 Leases, Contracts, Agreements and Other Commitments..................4
  4.5 Compliance with Law and Other Regulations............................4
  4.6 Liabilities..........................................................5
  4.7 Statements and Other Documents Not Misleading........................5
Section 5. Buyer's Representations and Warranties..........................5
  5.1 Corporate Status and Authority.......................................5
  5.2 Knowledge Regarding the Business.....................................5
  5.3 Condition of Assets..................................................5
  5.4 Statements and Other Documents Not Misleading........................5
  5.5 Facts and Circumstances with Respect to Seller.......................6



Section 6. Continuation and Survival of
           Representations and Warranties..................................6
Section 7. Seller's Covenants..............................................6
Section 8. Buyer's Conditions Precedent to the Closing.....................6
  8.1 Compliance With Agreements and Covenants.............................6
  8.2 Accuracy of Representations and Warranties...........................6
  8.3 Lease Assignments....................................................6
  8.4 Corporate Approvals..................................................6
  8.5 Consents and Approvals...............................................7
  8.6 Litigation...........................................................7
  8.7 Delivery of Documents................................................7
Section 9. Seller's Conditions Precedent to the Closing....................7
  9.1 Compliance with Agreements and Covenants.............................7
  9.2 Accuracy of Representations and Warranties...........................7
  9.3 Corporate Approvals..................................................7
  9.4 Waivers, Consents and Approvals......................................7
  9.5 Litigation...........................................................8
  9.6 Delivery of Documents................................................8
Section 10. The Closing....................................................8
  10.1 Deliveries by Seller................................................8
  10.2 Deliveries by Buyer.................................................8
Section 11. Employees......................................................9
Section 12. Post-Closing Covenants.........................................9
  12.1 Bulk Transfer.......................................................9
  12.2 Further Assurances..................................................9
Section 13. Indemnification................................................10
  13.1 Indemnification by Seller...........................................10
  13.2 Indemnification by Buyer............................................10
  13.3 Certain Limitations.................................................10
Section 14. Brokers and Finders............................................11
Section 15. Post Closing Obligations of Buyer..............................11
Section 16. Termination....................................................11
  16.1 Right to Terminate..................................................11
  16.2 Material Breach.....................................................11
  16.3 Remedies............................................................12
  16.4 Right to Damages....................................................12
  16.5 Return of Documents on Termination..................................12
Section 17. General Provisions.............................................12
  17.1 Definition of Knowledge.............................................12
  17.2 Notices.............................................................12
  17.3 Confidentiality and Public Announcements............................13
  17.4 Binding Nature of Agreement; Assignment.............................14
  17.5 Exhibits and Schedules; Entire Agreement............................14
  17.6 Controlling Law.....................................................14
  17.7 Indulgences, Not Waivers............................................14
  17.8 Attorneys' Fees.....................................................14
  17.9 Costs and Expenses..................................................15
  17.10 Titles Not to Affect Interpretation; Captitalized Terms............15
  17.11 Execution in Counterparts..........................................15
  17.12 Provisions Separable...............................................15
  17.13 Number of Days.....................................................15
  17.14 Waiver of Jury Trial...............................................15
  17.15 Construction.......................................................15
  17.16 Florida Radon Gas Notification.....................................15


                      ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 24, 2001, by and among CNL RESTAURANTS IV, INC., a Florida corporation ("Buyer"), and PHOENIX RESTAURANT GROUP, INC., a Georgia corporation ("Seller").

     A. Seller conducts the business of the ownership and operation of restaurants, including the three (3) restaurants operated under franchises from Denny's, Inc. and/or DFO, Inc., which are more particularly described on Schedule A hereto and made a part hereof (individually, a "Restaurant" and collectively, the "Restaurants").

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Restaurants and certain of the assets associated with the Restaurants, on an "AS IS, WHERE IS" basis, and desires to assume certain obligations associated with the Restaurants, all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          Section 1. Sale and Purchase.

               1.1 ASSETS AND PROPERTIES TO BE SOLD AND PURCHASED. At the Closing (as defined herein), Seller shall sell to Buyer and Buyer shall purchase from Seller, subject to all the terms and conditions of this Agreement, the following assets and properties of Seller with respect to the Restaurants (the "Purchased Assets") free and clear of all liens, claims and encumbrances, except as set forth in Schedule 4.2 hereto:

                    (a) LEASED PROPERTIES AND IMPROVEMENTS. All of the right, title and interest of Seller in and to (i) the use of the real property parcels and buildings constituting the Restaurants (individually, a "Leased Property" and collectively, the "Leased Properties") and all other improvements, fixtures and structures (collectively, the "Improvements") located on, affixed to and/or appurtenant to the Restaurants or the Leased Properties and that are subject to the real property leases (individually, a "Lease" and collectively, the "Leases") set forth on Schedule 1.1(a) hereto, and (ii) the Leases.

                    (b) FRANCHISE AGREEMENTS. All right, title and interest of Seller in, to and under the franchise and/or license agreements with respect to the Restaurants between Seller and Denny's, Inc. and/or DFO, Inc., as applicable (individually, a "Franchise Agreement" and collectively, the "Franchise Agreements") as set forth on Schedule 1.1(b) hereto, provided, however, that (i) Seller on the one hand, and Buyer, on the other hand, shall each be responsible for and shall pay the costs and fees of their respective counsel incurred in connection with the assignment of the Franchise Agreements, and (ii) Seller shall be solely responsible for and shall pay any and all transfer fees to be paid to Denny's, Inc. and/or DFO, Inc., in connection with the assignment of the Franchise Agreements.

                   (c) PERSONAL PROPERTY. All of the right, title and interest of Seller in and to any and all personal property utilized in connection with the businesses conducted in the Restaurants, including, but not limited to, (i) the mechanical systems, fixtures and equipment comprising a part of or attached to or located at the Restaurants on the Closing Date (as herein defined); (ii) any pylons and other signs, silverware, glassware and other utensils and dishes, tables, chairs, chandeliers, lamps, stained or leaded glass, marble tops, fans, televisions, clocks, carpets, drapes, art work, memorabilia, paintings, posters, graphics and other furnishings owned by Seller and comprising a part of or attached to or located in the Restaurants on the Closing Date, including, but not limited to, any furnishings located in business offices or party rooms; (iii) maintenance equipment and tools owned by Seller and located in the Restaurants on the Closing Date; and (iv) stoves, ovens, refrigerators, walk-in cold storage boxes and other kitchen equipment and other machinery, equipment, fixtures, keys, inventory and personal property of every kind and character owned by Seller and located at the Restaurants on the Closing Date, including food, beverages, spirits, china, silver, glassware, paper goods, food preparation items, uniforms, guest checks and other inventory and supplies (collectively, the "Personal Property").

                    (d) CONTRACTS. All rights and interests of Seller in, to and under all agreements and contracts relating exclusively to the Restaurants, the Leased Properties, the Improvements or the Personal Property (other than the Leases and the Franchise Agreements), including all management, maintenance, supply or service contracts or any other contracts, arrangements or agreements relating exclusively to the Restaurants, the Leased Properties, the Improvements or the Personal Property pursuant to which goods, services, supplies or any other items whatsoever are furnished and/or are to be furnished in connection with the Restaurants, or the repair, maintenance or operation thereof, and all warranties, guarantees and bonds relating exclusively to the Restaurants, the Leased Properties, the Improvements or the Personal Property, together with all other representations, contract rights and transferable and intangible property, miscellaneous rights, benefits or privileges of any kind or character relating exclusively to the Restaurants, the Leased Properties, the Improvements or the Personal Property (collectively, the "Contracts"), including, but not limited to, those set forth in Schedule 1.1(d) hereto; provided, however, that Buyer shall not be obligated to assume or perform any obligation or liability of Seller pursuant to any Contract or agreement except as specifically provided in Section 2.2 hereof.

                    (e) INVENTORY. All inventory located at the Restaurants on the Closing Date, including, but not limited to, all food items, food preparation items, uniforms and guest checks.

                    (f) COMPUTER SOFTWARE AND HARDWARE. All non-proprietary point-of-sale computer software and all hardware located at the Restaurants on the Closing Date and owned, leased or licensed by or to Seller in connection with the operation of the Restaurants, but only to the extent that such software and hardware are not otherwise prohibited from transfer by contract between Seller and the owner or licensor thereof.

                    (g) TELEPHONE NUMBERS. All of Seller's telephone and facsimile numbers presently used by the Restaurants.

                    (h) ANCILLARY ASSETS. All permits, licenses, equipment warranties, certificates of occupancy, governmental approvals, site plans, surveys, plans and specifications, marketing materials and floor plans in the possession of Seller that specifically and only relate to the Purchased Assets, to the extent transferable (the "Ancillary Assets").

                    (i) DOCUMENTS. All of the right, title and interest of Seller in and to all information and documentation in Seller's possession relating exclusively to the Restaurants, including, but not limited to, surveys, tax assessment records, engineering plans and specifications, as-built drawings, development plans, plats, site plans, zoning materials, leases, guarantees, contracts and combinations to all locks on or in the Restaurants (collectively, the "Documents").

                    (j) BOOKS AND RECORDS. All of Seller's books, records (including those relating to financial matters and employees), correspondence and files pertaining to ownership, management and/or operation of the Restaurants or to the Purchased Assets other than (i) Seller's corporate minute books and stock books and records, (ii) any confidential or proprietary information regarding Seller's business, (iii) any gratuitous or subjective information contained in employee or personnel files, and (iv) any other information contained in employee or personnel files that Seller may not disclose to Buyer under applicable law.

               1.2 ASSETS AND PROPERTIES NOT TO BE PURCHASED AND SOLD. Notwithstanding anything to the contrary contained in this Agreement, the Purchased Assets do not include any of the following:

                    (a) All cash, bank accounts, notes receivable, loans receivable, certificates of deposit, investment securities, credit card accounts receivable from sales generated from the Restaurants prior to the Closing Date, deposits and prepaid expenses, and allowances or credits due from vendors, suppliers or service providers accrued prior to the Closing Date.

                    (b) Any assets or properties of Seller used in or with respect to Seller's business that are not explicitly to be transferred to Buyer pursuant to Section 1.1 hereof.

                    (c) Any Contracts, Ancillary Assets, telephone or facsimile numbers or computer software or hardware that cannot be transferred to Buyer such that Seller has no further liabilities, obligations or accruals with respect to such items accruing in or relating to the period on and after the Closing Date.

          SECTION 2. LIABILITIES.

               2.1 LIABILITIES REMAIN WITH SELLER. Seller shall be responsible for and shall promptly pay or satisfy all liabilities, obligations or accruals relating to the operation of the Restaurants prior to the Closing Date, whether such liabilities, obligations or accruals are known or discovered prior to or after the Closing Date.

               2.2 LIABILITIES ASSUMED BY BUYER. Upon the conveyance, transfer and assignment of the Purchased Assets to Buyer in accordance with this Agreement, Buyer shall assume, and shall thereafter pay or satisfy, as they become due, all liabilities, obligations and accruals relating to the operation of the Restaurants on and after the Closing Date (the "Liabilities"). Buyer shall pay, perform or otherwise dispose of all non-delinquent Liabilities and obligations of Seller in respect of the Restaurants accruing or relating to the period on and after the Closing Date pursuant to the terms and provisions of all operating contracts, commitments, leases and other agreements. At the Closing Date and/or within a reasonable period of time after the Closing Date, as the case may be, to the extent not otherwise provided for by any other provision of this Agreement, Buyer and Seller shall allocate any obligations or liabilities relating to the Restaurants (such as equipment and other operating lease payments, property tax payments and the like) consistent with the agreement by Buyer and Seller that the obligations, liabilities and accruals arising from the operation of the Restaurants by Seller prior to the Closing Date are borne by Seller and the obligations, liabilities and accruals arising from the operation of the Restaurants by Buyer on or after the Closing Date are borne by Buyer.

          SECTION 3. PURCHASE PRICE.

               3.1 AMOUNT AND DEPOSIT.

                    (a) As full and complete payment for the Purchased Assets, Buyer shall pay Seller the aggregate sum of Four Million and No/100 Dollars ($4,000,000.00) (the "Purchase Price").

                    (b) Buyer shall deposit with Seller an amount equal to the Purchase Price (the "Deposit") payable in cash, certified check, wire transfer or other "good funds" verifiable to Seller as follows: (i) on or before May 25, 2001, Buyer shall deposit with Seller the amount of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00), and (ii) on or before June 6, 2001, Buyer shall deposit with Seller the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00). Seller shall not be obligated to segregate all or any portion of the Deposit or hold all or any portion of the Deposit in trust. Seller shall have the right to commingle all or any portion of the Deposit with Seller's other funds and to utilize all or any portion of the Deposit for Seller's operational needs or other business purposes.

               3.2 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the total Purchase Price (including Liabilities assumed) shall be allocated as set forth in Schedule 3.2 to be attached hereto. Prior to Closing, Buyer and Seller shall agree upon the allocations to be set forth in Schedule 3.2 to be attached hereto. Buyer and Seller agree that the allocation set forth in Schedule 3.2 to be attached hereto will have been made in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations promulgated thereunder. Buyer and Seller, each at its own expense, also agree to file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 and the applicable Treasury Regulations thereunder.

          SECTION 4. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants as follows:

               4.1 CORPORATE STATUS AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as now being conducted. Upon satisfaction of the condition set forth in Section
9.3 hereof, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will have been validly authorized by all necessary corporate action of Seller and this Agreement shall constitute the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

               4.2 OWNERSHIP OF ASSETS AND PROPERTIES. Except as set forth on
Schedule 4.2 hereto, Seller has good title to all of the Purchased Assets. Except as set forth in Schedule 4.2 hereto, all of the Purchased Assets are owned free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims.

               4.3 CONDITION OF ASSETS AND PROPERTIES. Except as set forth on
Schedule 4.3 hereto, the Purchased Assets are in operating condition and the Restaurants are operable as a going business.

               4.4 LEASES, CONTRACTS, AGREEMENTS AND OTHER COMMITMENTS. Except as set forth on Schedule 4.4 hereto, to Seller's knowledge (as defined herein), after reasonable inquiry, all mortgages, leases, contracts, agreements and other obligations (including the Leases, the Franchise Agreements, the Contracts and the Documents) with respect to the Restaurants to which Seller is a party or by which Seller is bound are valid, binding and enforceable in accordance with their terms, and no default on the part of Seller exists under any such mortgage, lease, contract, agreement or other obligation that would have a material adverse effect upon the operation of the Restaurants.

              4.5 COMPLIANCE WITH LAW AND OTHER REGULATIONS. Except as set forth on Schedule 4.5 hereto, to Seller's knowledge, after reasonable inquiry, Seller has operated the Restaurants in material compliance with all requirements (including, to Seller's knowledge, those relating to environmental matters) of federal, state and local law and all requirements of all governmental bodies and agencies having jurisdiction over it with respect to the Restaurants, the operation of the Restaurants and the use of the Purchased Assets.

               4.6 LIABILITIES. Except as set forth on Schedule 4.6 hereto and except and to the extent reflected in this Agreement or any other Schedule or Exhibit hereto, Seller, to Seller's knowledge, after reasonable inquiry, does not have any obligations or liabilities with respect to the Purchased Assets, whether related to tax or non-tax matters, known or unknown, matured or unmatured, liquidated or unliquidated, fixed or contingent, or otherwise, other than obligations or liabilities incurred in the ordinary course of its business or disclosed to the extent required by this Agreement.

               4.7 STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, nor any Schedule or Exhibit hereto, contains any untrue statement of a material fact with respect to Seller or the Restaurants or omits to state a material fact with respect to Seller or the Restaurants required to be stated in order to make such statement, document or other instrument not materially misleading.

          SECTION 5. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants as follows:

               5.1 CORPORATE STATUS AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the requisite corporate power and authority to own, operate and lease the Restaurants and the Purchased Assets, and is duly qualified to conduct the business of operating the Restaurants in the jurisdictions in which the Restaurants are located. Upon satisfaction of the condition set forth in Section 8.4 hereof, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will have been validly authorized by all necessary corporate action of Buyer and this Agreement shall constitute the valid, legal and binding obligation of Buyer enforceable in accordance with its terms.

               5.2 KNOWLEDGE REGARDING THE BUSINESS. Buyer acknowledges that
(i) Buyer has had the opportunity to review the financial condition, assets, liabilities and results of operations pertaining to the operations of the Restaurants, (ii) all materials and information requested by Buyer have been provided to Buyer, and (iii) Buyer has conducted its own independent physical examination and inspection of the Restaurants and the Purchased Assets (including a review of the books, contracts, documents and records related to the operation of the Restaurants) and has made its own independent determination of the value thereof. Buyer possesses sufficient knowledge of and information pertaining to the Restaurants to enable it to make an informed decision regarding the purchase of the Purchased Assets and assumption of the Liabilities pursuant to this Agreement.

               5.3 CONDITION OF ASSETS. Buyer has had an opportunity to conduct its own physical inspections of the Restaurants and Purchased Assets. BUYER UNDERSTANDS THAT, EXCEPT TO THE EXTENT EXPLICITLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PURCHASED ASSETS, INCLUDING, BUT NOT LIMITED TO, THEIR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND BUYER ACKNOWLEDGES THAT THE PURCHASED ASSETS ARE BEING SOLD ON AN "AS IS, WHERE IS" BASIS.

               5.4 STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, nor any Schedule or Exhibit hereto, contains any untrue statement of a material fact with respect to Buyer or omits to state a material fact with respect to Buyer required to be stated in order to make such statement, document or other instrument not materially misleading.

               5.5 FACTS AND CIRCUMSTANCES WITH RESPECT TO SELLER. Buyer has no knowledge of any facts or circumstances that would render any of Seller's representations or warranties as set forth in this Agreement untrue or incomplete. Buyer has no knowledge of any obligations or liabilities with respect to the Restaurants or the Purchased Assets, whether related to tax or non-tax matters, known or unknown, matured or unmatured, liquidated or unliquidated, fixed or contingent, or otherwise, except and to the extent reflected in this Agreement or any Schedule or Exhibit hereto.

          SECTION 6. CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on and as of that date, except to the extent, if any, that such representations and warranties shall be affected by transactions contemplated by this Agreement. All such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement.

          SECTION 7. SELLER'S COVENANTS. Seller agrees that, between the date hereof and the Closing Date, Seller shall (i) operate the Restaurants only in the regular, ordinary and usual course and manner of Seller's general business practices, (ii) maintain all supplies, inventory and consumables at levels reasonably commensurate with those customarily maintained by Seller in its ordinary course of business, and (iii) make such repairs to and replacements of the mechanical systems, fixtures and equipment comprising a part of or attached to or located at the Restaurants on the date of this Agreement which are necessary to cause such mechanical systems, fixtures and equipment to be in reasonable operating condition on the Closing Date.

          SECTION 8. BUYER'S CONDITIONS PRECEDENT TO THE CLOSING. The obligations of Buyer hereunder and its obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived in writing by Buyer:

               8.1 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Seller shall have performed and complied with each of its agreements, covenants and obligations to be performed on or prior to the Closing Date except those calling for performance after the Closing Date.

               8.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at the Closing Date, with the same force and effect as if made on and as of that date.

               8.3 LEASE ASSIGNMENTS. At the Closing, Buyer and Seller shall have entered into an Assignment and Assumption of Lease substantially in the form attached hereto as Exhibit A with respect to each Leased Property (individually, a "Lease Assignment" and collectively, the "Lease Assignments"). Each Lease Assignment shall include a full release of Seller from all obligations and liability under the related Lease. To the extent required by the Leases, Seller shall have obtained the consent of the landlord under each Lease to the Lease Assignment relating to such Lease. Buyer shall cooperate with Seller in connection with obtaining the required landlord consents.

               8.4 CORPORATE APPROVALS. All necessary corporate action on the part of Buyer adopting this Agreement and approving the transactions contemplated by this Agreement shall have been taken within thirty (30) days after the date of this Agreement.

               8.5 CONSENTS AND APPROVALS. Buyer shall have obtained all necessary consents and approvals from its lenders or creditors whose consent or approval is necessary to the performance by Buyer of the transactions contemplated by this Agreement. To the extent required under the Franchise Agreements, Denny's, Inc. and/or DFO, Inc., as the case may be, shall have approved the transactions contemplated hereby, including the transfer of the Franchise Agreements to Buyer, and shall have waived their rights of first refusal under the Franchise Agreements. Seller and Buyer shall use their respective best efforts to obtain such approvals and waivers of the rights of first refusal from Denny's, Inc. and/or DFO, Inc., as the case may be.
Seller shall have obtained the consents of any owners of any of the Purchased Assets that are leased to Seller to the assignment of such leases to Buyer and the release of Seller from any liabilities or obligations thereunder except the liabilities Seller has agreed to pay as provided in this Agreement. Buyer shall cooperate in obtaining any such consents.

               8.6 LITIGATION. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

               8.7 DELIVERY OF DOCUMENTS. All documents required to be delivered at the Closing by Seller under Section 10.1 hereof shall have been delivered or tendered at the Closing

          SECTION 9. SELLER'S CONDITIONS PRECEDENT TO THE CLOSING. The obligations of Seller hereunder and its obligation to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived in writing by Seller:

               9.1 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Buyer shall have performed and complied with each of its agreements, covenants and obligations to be performed hereunder on or prior to the Closing Date except those calling for performance after the Closing Date.

               9.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall have been true and correct at the Closing Date, with the same force and effect as if made on and as of that date.

               9.3 CORPORATE APPROVALS. All necessary corporate action on the part of Seller adopting this Agreement and approving the transactions contemplated by this Agreement shall have been taken within thirty (30) days after the date of this Agreement.

               9.4 WAIVERS, CONSENTS AND APPROVALS. Seller shall have obtained all waivers, consents and approvals from any of Seller's lenders or creditors whose waiver, consent or approval is deemed necessary or desirable by Seller in Seller's sole discretion to the consummation of the transactions under this Agreement. To the extent required under the Franchise Agreements, Denny's, Inc. and/or DFO, Inc., as the case may be, shall have approved the transactions contemplated hereby, including the transfer of the Franchise Agreements to Buyer, and shall have waived their rights of first refusal under the Franchise Agreements. Seller and Buyer shall use their respective best efforts to obtain such approvals and waivers of the rights of first refusal from Denny's, Inc. and/or DFO, Inc., as the case may be. To the extent required by Section 8.3 hereof, Seller shall have obtained such landlord consents as may be required in connection with the Lease Assignments, provided, however, that Buyer has cooperated with Seller in obtaining such consents. Seller shall have obtained the consents of any owners of any of the Purchased Assets that are leased to Seller to the assignment of such leases to Buyer and the release of Seller from any liabilities or obligations thereunder except the liabilities Seller has agreed to pay as provided in this Agreement. Buyer shall cooperate in obtaining any such consents.

               9.5 LITIGATION. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

               9.6 DELIVERY OF DOCUMENTS. All documents required to be delivered by Buyer at the Closing under Section 10.2 hereof shall have been delivered or shall be tendered at the Closing.

          SECTION 10. THE CLOSING. Upon satisfaction or waiver in writing of all conditions precedent set forth in Sections 8 and 9 hereof, the closing under this Agreement (the "Closing") will be at the time and place designated by Buyer upon at least seven (7) business days' notice to Seller. If not sooner designated by Buyer, the Closing shall take place at the offices of Zimmerman, Shuffield, Kiser & Sutcliffe, P.A., in Orlando, Florida, at 10:00 a.m. on August 31, 2001, or at such other date, time and place as may be agreed upon by Seller and Buyer (the "Closing Date"); provided, however, that the Closing Date shall not extend beyond September 30, 2001, unless otherwise agreed by Seller and Buyer.

               10.1 DELIVERIES BY SELLER. At the Closing, Seller shall deliver:

                    (a) Such bills of sale, instruments of assignment and other instruments and documents as may be necessary to convey to Buyer title to all the applicable assets and properties to be transferred hereunder, including a Bill of Sale, Assignment and Assumption Agreement (the "Bill of Sale") substantially in the form attached hereto as Exhibit B and the Assignment of Franchise Agreements (the "Franchise Assignment") substantially in the form attached hereto as Exhibit C.

                    (b) The Lease Assignments.

                    (c) The Certificate of the Secretary or other officer of Seller certifying the resolutions constituting all necessary corporate action of Seller to authorize or ratify the consummation of the transactions provided for in this Agreement.

                    (d) An opinion of counsel of Dinsmore & Shohl LLP, as counsel for Seller, to the effect as set forth in Exhibit D hereto.

                    (e) Copies of all waivers, consents or approvals that Seller is responsible for obtaining under this Agreement.

All certificates and other documents delivered by Seller shall be in form reasonably satisfactory to Buyer and counsel for Buyer.

               10.2 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver:

                    (a) The Purchase Price in the form of a credit for the Deposit.

                    (b) The Lease Assignments.

                    (c) The Bill of Sale and Franchise Assignment.

                    (d) The Certificate of Buyer's Secretary certifying the resolutions constituting all necessary corporate action of Buyer to authorize the consummation of the transactions provided for in this Agreement.

                    (e) A Certificate of Good Standing (or Qualification) for Buyer from the Department of State of the State of Florida, dated within fifteen (15) days prior to the Closing, or other evidence of such qualification that shall be satisfactory to Seller in its reasonable discretion.

                    (f) An opinion of counsel of Zimmerman, Shuffield, Kiser & Sutcliffe, P.A., as counsel for Buyer, to the effect as set forth in Exhibit E hereto.

                    (g) Copies of all consents or approvals described in
Section 8.5 hereof.

All certificates and other documents delivered by Buyer shall be in form reasonably satisfactory to Seller and counsel for Seller.

          SECTION 11. EMPLOYEES. Simultaneously with or immediately following the Closing, Seller shall terminate all employees employed at the Restaurants by Seller, excluding any employees whose employment responsibilities extend to restaurants owned or operated by Seller other than the Restaurants. Buyer shall offer employment to all employees employed at the Restaurants by Seller as of the Closing (except that Buyer shall have the option to offer employment to, but shall not be required to offer employment to, the District Managers whose employment responsibilities extend to the Restaurants) identified to Buyer as such by Seller prior to the Closing (individually, a "Continuing Employee" and collectively, the "Continuing Employees"); provided, however, that nothing in this Agreement or otherwise shall (i) limit in any way the right of Buyer to change the rate of pay or salary or benefits of any Continuing Employee, or to assume any of Seller's liabilities with respect to such Continuing Employees for vacation, sick pay, bonuses or the like, or (ii) prevent Buyer from terminating the employment of any Continuing Employee after the Closing Date. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any liabilities, claims, losses, fines or liabilities with respect to, and against the claims of any persons alleging violations of, any pension, retirement, profit sharing, compensation, fringe benefit, health or other insurance, or any other employee benefit plans, including any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended, arising with respect to such persons' employment at the Restaurants prior to the Closing Date, and all other employee claims arising from or related to incidents occurring prior to the Closing Date, and no facts or circumstances exist that would cause Buyer to be liable to any person in connection with any such plans of Seller.

          SECTION 12. POST-CLOSING COVENANTS.

               12.1 BULK TRANSFER. Seller and Buyer hereby acknowledge and agree that, to expedite the closing of the transactions pursuant to this Agreement, Buyer shall be under no obligation to comply with any applicable "Bulk Transfer" provisions of the jurisdiction in which the Restaurants are located. Seller shall pay all of its liabilities, including all accounts payable, in accordance with the terms of Section 2.1 hereof, and Seller shall indemnify and hold harmless Buyer, upon demand, from and against any and all liability incurred by Buyer by reason of Seller's failure to pay any accounts payable or by reason of the failure of Buyer to comply with the requirements of such "Bulk Transfer" provisions. Seller acknowledges that the covenants made in this Section 12.1 hereof have been made with the express purpose of inducing Buyer to waive compliance with such "Bulk Transfer" provisions. The provisions of this Section 12.1 shall survive for the duration of the statute of limitations provisions of the "Bulk Transfer" provisions of the jurisdiction in which the Restaurants are located.

               12.2 FURTHER ASSURANCES. Seller and Buyer shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for in this Agreement. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements. Buyer and Seller shall use their respective best efforts to obtain any waivers, approvals or consents of third parties that may be required in order to consummate the transactions contemplated by this Agreement. To the extent that the terms of any contract, commitment, lease or other agreement to which Seller is a party and that is to be assigned or transferred to Buyer pursuant to this Agreement (each, an "Other Agreement") requires the consent of any other party to such assignment or transfer, Seller and Buyer shall use their respective best efforts to obtain such consent, except that, if Buyer closes notwithstanding the failure of Seller to obtain any one or more consents under any Other Agreement as of the Closing Date (i) Buyer shall be responsible for all payments, obligations and other liabilities arising under each Other Agreement on and after the Closing Date, and (ii) Seller's failure to obtain any of such consents shall not constitute a breach by Seller of any representation, warranty or covenant made by Seller in this Agreement.

          SECTION 13. INDEMNIFICATION.

               13.1 INDEMNIFICATION BY SELLER. If at any time hereafter it is determined that any representation, warranty or covenant of Seller contained in this Agreement or in any Schedule, Exhibit or document delivered pursuant hereto was materially incomplete, incorrect or untrue when made, or that Seller breached any representation, warranty, covenant or agreement contained in this Agreement and in either case Buyer had no knowledge as of the Closing Date that such representation, warranty, covenant or agreement was incomplete, incorrect or untrue in any respect or that any such covenant or agreement had been or would be breached, Seller shall promptly pay Buyer the amount of the actual loss, expense or damage suffered or incurred by Buyer which would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached. Seller shall indemnify and hold Buyer and its employees, agents and representatives harmless from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' fees) causedby, arising out of or otherwise related to the ownership of the Purchased Assets and the operation of the Restaurants prior to the Closing Date.

               13.2 INDEMNIFICATION BY BUYER. If at any time hereafter it is determined that any representation, warranty or covenant of Buyer contained in this Agreement or in any certificate, Schedule, Exhibit or document delivered pursuant hereto was materially incomplete, incorrect or untrue, or that Buyer breached any covenant or agreement contained in this Agreement, Buyer shall promptly pay Seller the amount of the actual loss, expense or damage suffered or incurred by Seller that would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached. Buyer shall indemnify and hold Seller, and its employees, agents and representatives harmless for, from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' fees) caused by, arising out of or otherwise related to the ownership of the Purchased Assets and operation of the Restaurants on and after the Closing Date.

               13.3 CERTAIN LIMITATIONS. The rights of indemnification provided under this Section 13 are intended to be and shall constitute the sole and exclusive remedy of any party hereto for any breach of any representation, warranty or covenant contained in this Agreement or the operation of the Restaurants. The obligations of a party to indemnify any other party under Sections 13.1 and 13.2 hereof shall survive until the first anniversary of the Closing Date, except that (i) an indemnifying party's obligations shall continue as to any matter to which a claim identified as a claim for indemnification pursuant to this Agreement is submitted in writing to the indemnifying party prior to the first anniversary of the Closing Date, and (ii) a claim for indemnification arising out of either injury to a person or an employee's employment at the Restaurants shall survive until the fourth anniversary of the Closing Date.

                                    10
          SECTION 14. BROKERS AND FINDERS. Seller acknowledges and agrees that it has engaged CNL Advisory Services, Inc., to act as Seller's advisor in connection with the transactions contemplated by this Agreement, and that Seller shall be responsible for and shall pay the fees of CNL Advisory Services, Inc., in connection with the transactions contemplated by this Agreement. Except as set forth in the preceding sentence, each of the parties hereto represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement and that it has not had any dealings with any person which may entitle that person to a fee or commission from the other party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damages whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other party to this Agreement.

          SECTION 15. POST CLOSING OBLIGATIONS OF BUYER. Within seven (7) days after the Closing Date, Buyer shall have made such arrangements as may be necessary to transfer to Buyer any obligations or liabilities relating to the Restaurants and the Purchased Assets, including, but not limited to, telephone bills and utility charges.

          SECTION 16. TERMINATION.

               16.1 RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated:

                    (a) at any time by written agreement between Seller and Buyer;

                    (b) by Seller at any time after September 30, 2001, if the conditions precedent set forth in Section 9 hereof are not satisfied or waived in writing by Seller;

                    (c) by Buyer at any time after September 30, 2001, if the conditions precedent set forth in Section 8 hereof are not satisfied or waived in writing by Buyer;

                    (d) by Seller at any time prior to the Closing upon the return to Buyer of the portion of the Deposit paid up to the date of termination, less any amounts otherwise due to Seller from Buyer pursuant to this Agreement. Buyer shall not be entitled to interest on any such returned Deposit (or portion thereof);

                    (e) by Seller if the condition precedent to Buyer's obligations set forth in Section 8.4 hereof is not satisfied within the time period set forth therein; and

                    (f) by Buyer if the condition precedent to Seller's obligations set forth in Section 9.3 hereof is not satisfied within the time period set forth therein.

               16.2 MATERIAL BREACH. This Agreement may be terminated upon a material breach by either party, except that if such breach does not place any rights of the other party in immediate jeopardy, and is within the reasonable power of the party in breach to cure within thirty (30) days after receipt of written notice thereof, then such breach shall not create a right to terminate unless otherwise expressly provided herein or unless and until the party in breach shall have received written notice thereof and a period of thirty (30) days shall have elapsed, during which period such party may correct or cure such breach, upon failure of which a right to terminate shall be deemed to exist without further notice or demand of any kind. If, however, such breach cannot reasonably be cured within a thirty (30) day period and the party in breach is diligently pursuing a cure of such breach, then such party in breach shall, after


                                    11

receiving the notice specified in this Section 16.2, have a reasonable period of time within which to cure such breach.

               16.3 REMEDIES. No party shall be limited to the termination right granted in Section 16.1 hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                    (a) Proceed to Closing despite the nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

                    (b) Decline to proceed to Closing, terminate this Agreement as provided in Section 16.1 hereof, and thereafter seek damages as limited by, and only to the extent permitted in, Section 16.4 hereof.

                    (c) If this Agreement is terminated, return by Seller to Buyer of an amount equal to the portion of the Deposit paid up to the date of termination, less any amounts otherwise due to Seller from Buyer pursuant to this Agreement, provided, however, that such termination was not the result of either the failure to satisfy any of the conditions precedent set forth in
Section 8 hereof or a breach of this Agreement by Buyer. Buyer shall not be entitled to interest on any such returned Deposit (or portion thereof).

               16.4 RIGHT TO DAMAGES. If this Agreement is terminated pursuant to this Section 16, no party hereto shall have any liability or obligation to the other; provided, however, that each party shall remain liable for (i) any willful breach of any of such party's representations, warranties and covenants contained in this Agreement, and (ii) any willful failure by the party to perform any of its or their obligations or agreements contained in this Agreement, in which case the party shall be liable for all of the other party's out-of-pocket costs and expenses which were incurred in connection with the negotiations and preparation of this Agreement and all of the other documents related to this transaction and those costs and expenses which are incurred by the other party in pursuing such rights and remedies (including reasonable attorneys' fees), in an amount not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00).

               16.5 RETURN OF DOCUMENTS ON TERMINATION. In the event of a termination, (i) Buyer agrees to return to Seller any and all documents and copies and extracts therefrom that Buyer obtained pursuant to this Agreement, and (ii) Seller agrees to return to Buyer any and all documents and copies and extracts therefrom that Seller obtained pursuant to this Agreement.

          SECTION 17. GENERAL PROVISIONS.

               17.1 DEFINITION OF KNOWLEDGE. As used in this Agreement, unless expressly provided otherwise in this Agreement (i) the term "knowledge" with respect to any natural person shall mean such person's actual knowledge, without inquiry, and (ii) the term "knowledge" with respect to any entity shall mean the actual knowledge, without inquiry, of such entity's executive officers.

               17.2 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of a facsimile or of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:


                                   12

                  If to Buyer:
                  CNL Restaurants IV, Inc.
                  450 South Orange Avenue
                  Orlando, Florida 32801
                  Attention: Robert Bourne
                  Fax: (407) 540-2211

                  with a copy to:

                  Zimmerman, Shuffield, Kiser & Sutcliffe, P.A.
                  Landmark Center One, Suite 600
                  315 East Robinson Street
                  Orlando, Florida 32801
                  Attention: Joseph C. L. Wettach, Esq.
                  Fax: (407) 425-2747

                  If to Seller:

                  Phoenix Restaurant Group, Inc.
                  1210 Briarville Road
                  Building E
                  Madison, Tennessee 37115
                  Attention: President
                  Fax: (615)  865-2064

                  with a copy to:

                  Dinsmore & Shohl LLP
                  414 Union Street
                  Suite 1100
                  Nashville, Tennessee  37219
                  Attention: David J. White, Esq.
                  Fax: (615) 313-3300

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17.2 for the giving of notice.

               17.3 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Seller and Buyer mutually agree upon. Unless consented to by the other party in advance, each of the parties to this Agreement shall, and shall cause its respective officers, directors, shareholders, employees, affiliates, accountants, counsel and other authorized representatives to, keep this Agreement strictly confidential and shall not make any disclosure of the contents of this Agreement or any information obtained from the other party hereto in connection with the transactions contemplated hereby to any person except to the extent (i) required to comply with the terms of this Agreement; (ii) reasonably necessary to enable Buyer to conduct its due diligence as contemplated herein; (iii) the disclosing party can establish that such information has become publicly available other than as a result of a breach of this Agreement or any other agreement between the parties hereto;
(iv) disclosure is required in any judicial or administrative proceedings, pursuant to court order or decree or applicable law, or by any governmental or regulatory authority, provided, however, that the



                                  13

party required to make such disclosure shall give the other party notice of such request as promptly as practicable and shall use its good faith efforts to obtain reasonable assurance that confidential treatment will be accorded to such information. Notwithstanding the foregoing, however, Seller may make any public disclosure that it believes in its good faith to be required by applicable law or the regulations of the Securities and Exchange Commission.

               17.4 BINDING NATURE OF AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective, successors and assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which Seller shall not unreasonably withhold. Nothing in this Agreement is intended to confer any rights or benefits to any third party.

               17.5 EXHIBITS AND SCHEDULES; ENTIRE AGREEMENT. All Exhibits and Schedules referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto, provided, however, that Seller shall have the right, without the consent of Buyer, to supplement, amend or update any of the Schedules hereto prior to the Closing Date by providing a supplemented, amended or updated Schedule to Buyer so long as no such supplement, amendment or update of a Schedule hereto delivered prior to the Closing Date discloses information which has a material adverse effect upon the transactions contemplated by this Agreement. Notwithstanding the fact that the Schedules attached hereto are numbered and have been prepared to relate to specific representations and warranties contained in this Agreement, each of the representations and warranties made herein is modified and supplemented by each of the disclosures in the Schedules.

               17.6 CONTROLLING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, NOTWITHSTANDING ANY FLORIDA OR OTHER CONFLICT-OF-LAW PROVISIONS TO THE CONTRARY.

               17.7 INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               17.8 ATTORNEYS' FEES. The party prevailing in any legal proceeding hereunder shall be entitled to recover from the other party or parties all costs, expenses and attorneys' fees incurred in connection with the enforcement of its rights and remedies. For the purpose of this Section 17.8, the "prevailing party" shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of a defendant or respondent, one who is successful in denying substantially all of the relief sought by a claimant.


                                   14

               17.9 COSTS AND EXPENSES. Seller shall be responsible for and shall pay all payments to lessors of any of the Purchased Assets in connection with the assignment of such leases, or costs and expenses related to the transactions contemplated by the Lease Assignments. Buyer shall be responsible for and shall pay all costs and expenses related to obtaining any title insurance policies or environmental reports desired by Buyer or its lenders in connection with this Agreement or the Lease Assignments. Except as set forth in the preceding sentences and Section 1.1(b) with respect to the assignment of the Franchise Agreements, each party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement, the obtaining of necessary approvals thereof, and the Closing under this Agreement and all matters incident thereto, including fees and expenses of counsel, accountants, investment bankers and other experts.

               17.10 TITLES NOT TO AFFECT INTERPRETATION; CAPITALIZED TERMS. The titles of Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof. Capitalized terms used in the Schedules and Exhibits hereto and not otherwise defined therein shall have the meanings ascribed to them in this Agreement.

               17.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

               17.12 PROVISIONS SEPARABLE. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               17.13 NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and bank holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or bank holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or bank holiday.

               17.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               17.15 CONSTRUCTION. The parties hereto acknowledge that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and that each of them and its counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any Exhibits or Schedules hereto or thereto.

               17.16 FLORIDA RADON GAS NOTIFICATION. "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state


                                  15

guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                          BUYER:

                                          CNL RESTAURANTS IV, INC.,
                                          a Florida corporation



                                          By: /s/
                                             --------------------------------
                                             Robert A. Bourne, President


                                          SELLER:

                                          PHOENIX RESTAURANT GROUP, INC.,
                                          a Georgia corporation



                                          By: /s/
                                             --------------------------------
                                          Title:
                                                -----------------------------








                                16






Exhibits and schedules omitted due to immateriality.